Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)
Camtek Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	―	―	―	―	―	―	―	―
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, nominal value NIS 0.01 per share	415(a)(6)	―	―	―	―	―	―	―	―	―
	Other	Rights	415(a)(6)	―	―	―	―	―	―	―	―	―
	Other	Warrants	415(a)(6)	―	―	―	―	―	―	―	―	―
	Other	Units	415(a)(6)	―	―	―	―	―	―	―	―	―
	Unallocated (Universal) Shelf	―	415(a)(6)	US$150,000,000	―	US$150,000,000	―	―	F-3	333-237680	April 21, 2020	US$19,470(3)
―
	Total Offering Amounts					US$150,000,000		(3)
	Total Fees Previously Paid							US$19,470(3)
	Total Fee Offsets							―
	Net Fee Due							US$0.00

(1)
This replacement registration statement is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, and includes solely such indeterminate number of ordinary shares, rights, warrants and units comprised of, or other combinations of, the foregoing securities as may be issued and sold by the registrant from time to time at indeterminate prices, with an initial aggregate public offering price of all of such securities not to exceed $150,000,000, which were previously registered by the registrant on the expiring registration statement on Form F-3 (File No. 333-237680) initially filed on April 14, 2020, and declared effective on April 21, 2020 (the “Prior Registration Statement”), and were not sold thereunder.  Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion or exchange of any warrants registered hereunder that provide for conversion or exchange or upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the warrants. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and General Instruction II.C of Form F-3, which permit the registration fee to be calculated on the basis of the maximum offering price of all of the securities to be offered, in the case of the primary offering.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $150,000,000 of unsold securities that were previously registered on the Prior Registration Statement. In connection with the registration of such unsold securities on the Prior Registration Statement, the registrant paid a filing fee of $13,675 for the primary unsold securities and offset the remainder of the filing fee with the previously paid filing fee of $5,795 for $50,000,000 of unsold securities that had been previously registered on the registration statement on Form F-3 (File No. 333-237680) initially filed on March 27, 2017, and declared effective on April 14, 2017, which fee will continue to be applied to such unsold securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement. If the registrant sells any of such unsold securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this registration statement.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A